UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2024

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY 10022

(address of principal executive offices)

(212) 419-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Company’s Current Report on Form 8-K filed on July 16, 2024 (the “Original 8-K”) to provide final information regarding the number of shares and common units issued in connection with the completion of the previously announced acquisition of all of the assets of Atalaya Capital Management LP (“Atalaya”), Atalaya Capital Leasing LLC and Atalaya’s other investment advisor affiliates and subsidiaries by Blue Owl Capital Inc. (the “Company”).

Item 3.02.	Unregistered Sales of Equity Securities.

On September 30, 2024, the Company delivered 20,016,013 common units in each of Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP (collectively, the “Common Units”), calculated based on the daily volume weighted average price per share of the Company’s Class A common stock (“Class A Shares”) quoted on the New York Stock Exchange for the 20 consecutive trading day period immediately prior to July 11, 2024 (and an equal number of shares of Class C common stock, par value $0.0001 per share (“Class C Shares”) of the Company), representing an aggregate value of approximately $350.0 million.

Additionally, subject to the achievement of certain revenue targets, the Company will deliver earnout consideration in the form of Common Units and corresponding Class C Shares representing an aggregate value of up to approximately $350.0 million, to be payable in 2027 and 2029.

The Common Units and Class C Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

The holders of the Common Units may, from time to time, exchange an equal number of Common Units and cancel an equal number of Class C Shares in exchange for an equal number of newly issued Class A Shares.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. The Company assumes no obligation to update or revise any such forward-looking statements except as required by law. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of the Company’s shares on the New York Stock Exchange; Company’s ability to manage growth; Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; and the possibility that the Company may be adversely affected by other economic, business, geo-political and competitive factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Date: September 30, 2024	By:	/s/ Neena Reddy
	Name:	Neena Reddy
	Title:	General Counsel and Secretary